Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(4,532,880)
Realized Gain (Loss) on Swap Contracts	2,398,533
Unrealized Gain (Loss) on Market Value of Commodity Futures	80,101,070
Unrealized gain (loss) on Fair Value of Swap Contracts	12,361,666
Dividend Income	1,980,631
Interest Income	1,557,467
ETF Transaction Fees	26,000
Total Income (Loss)	$93,892,487

Expenses
General Partner Management Fees	$404,089
Professional Fees	189,297
Brokerage Commissions	127,069
Directors' Fees and insurance	13,204
License fees	13,470
Total Expenses	$747,129
Net Income (Loss)	$93,145,358

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/25	$1,129,820,954
Additions (4,700,000 Shares)	356,190,835
Withdrawals ((8,900,000) Shares)	(684,737,831)
Net Income (Loss)	93,145,358

Net Asset Value End of Month	$894,419,316
Net Asset Value Per Share (11,223,603 Shares)	$79.69

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596